Monthly Insights June 2014	The Taiwan Fund, Inc.

Data as of 6/30/14

Manager's Commentary

As the interim manager of the Taiwan Fund Inc. (the "Fund") we have been managing the Fund since late February 2014. This will be our final commentary as the Fund's investment manager as we will step down as the manager and hand over the Fund to our successor on July 22, 2014.

Since our takeover, we have made a significant adjustment to the Fund's focus from a "Non-tech and China" to "Tech and US". The rationale behind this change has been our view on the global economy, industry dynamics and portfolio requirements.

The equity market in Taiwan has gone through a quiet but notable change since last year. Most strikingly, the revival of the technology sector in Taiwan has been the key driver of the market since February.

The tech sector, although the largest sector in the market, has been out of favor over the last few years due to the decline in personal computer (PC) demand, missing the mobile phone opportunity and Apple's lackluster performance against Android devices.

It is especially important to understand the importance of Apple's demand to Taiwan's tech supply chain. As a small economy, Taiwan does not have many multinational companies or global brand names. Its companies make a living through the design and manufacturing of hardware for large global companies and Apple has been the largest customer by far over the last few years.

On the other hand, Taiwan's non-tech industries, which are also called "traditional industries" in Taiwan, have regained momentum over the last few years mainly due to the rise of China as a new market. As China's growth slowed and demand weakened, the growth expectations for non-tech sectors such as cement, tire and food and beverage have inevitably waned. This is why the revival of tech demand, especially the revival of demand for Apple's products, has become so important to the Taiwan market this year. Mobile phones are now the most important tech product and there are two dominant players in the mobile phone market, Samsung and Apple. Samsung is a vertically integrated company which rarely outsources to Taiwan manufacturers which has left Apple as the single largest driver for Taiwan tech companies.

In conclusion there are effectively two competing supply chains, Samsung and Apple, and Taiwan is solely on Apple's side. Additionally, for global demand, there have been two major drivers: China and the United States. China is the key driver for Taiwan's non-tech names and the United States is the most important driver for Taiwan's tech names. This explains why we have made such a massive change to the portfolio's focus from "Non-tech and China" focus to "Tech and US."

We have high expectations for Apple's iPhone 6 which is expected to be launched in 3Q this year. The biggest complaint on Apple's previous iPhones has been the screen size. Apple is releasing two new models predicted to have much larger screens, 4.7-inch and 5.5-inch, compared to the current model's 4.0-inch screen. Coupled with Apple's strong brand name, software capability and a loyal client base, we believe the iPhone 6 will do much better than any of Apple's previous iPhone models. As a matter of fact, our in-house research has shown that initial demand for iPhone 6 from Apple will be almost double the demand for last year's iPhone 5s.

Almost all leading tech names in Taiwan have significant exposure to Apple's demand. Hon Hai Precision is the largest supplier to Apple. Apple accounts for around 40% of Hon Hai's sales revenue. This year Taiwan Semiconductor Manufacturing Company ("TSMC") replaced Samsung as Apple's application processor (AP) provider for the iPhone 6, as such, Apple is likely to account for 20% of TSMC's sales revenue. Other major Apple suppliers include Largan Precision, a major optical lens suppler, Catcher Technology, a metal casing supplier, and TXC, a crystal component manufacturer. Together they account for a significant proportion of the Fund's current portfolio.

Other than Apple related names, we are increasingly excited about the development in the light emitting diode ("LED") sector. LED is a typical example of how a growth industry can be destroyed by undisciplined capital expenditure. Over the last few years, a flood of Chinese companies rushed into the sector which has resulted in massive overcapacity. The Chinese government started to cut its subsidies last year and we are seeing many signals that the industry is becoming more reasonable. The recent announcement of

In Brief

Net asset value per share	$22.82
Market price	$20.49
Premium/(discount)	-10.21%
Total net assets	$187.64 m
Market cap	$168.45 m
Source: State Street Bank and Trust Company

As of June 30, 2014	Fund* %	US$ return TAIEX Total Return Index %
One Month	4.87%	4.24%
Three Months	8.87%	8.58%
One Year	24.29%	20.61%
Three years % pa	3.84%	5.01%

Returns are annualized, except for periods of less than one year.
*Source: State Street Bank and Trust Company. NAV performance.
†Source: TWSE.
Past performance is no guarantee of future results.

Fund Details
Shares outstanding	8,221,259
Exchange listed	NYSE
Listing date	1986
Investment manager	Allianz Global Investors U.S. LLC (AllianzGI U.S.)
Source: State Street Bank and Trust Company

Fund Manager

Weimin Chang	Helena Pi

The Taiwan Fund, Inc.

the merger between Epistar and Formosa Epitaxy, the top two epitaxy wafer manufacturers in Taiwan, has further supported our opinion that the industry has finally restored its capital expenditure discipline. We currently hold two companies in the LED sector, Epistar and MPI. We believe they are the perfect representatives of the LED sector in Taiwan.

During the month, we took the opportunity to trim the less liquid positions that remained from the previous manager. A closed-end fund such as the Taiwan Fund Inc. does not need to meet daily subscriptions and redemptions; however a certain degree of liquidity is still important in order to provide flexibility for portfolio adjustments. Those less liquid positions, defined as those requiring over one month to dispose of, once accounted for around 50% of the entire Fund. We have reduced the Fund's exposure to less liquid positions to just above 20%.

Investment Review

June was again a good month, on both an absolute and relative basis, for the Fund. Over the month TAIEX Total Return index (the "Index") advanced 3.79% (in Taiwan dollar terms) to 13,919 and 4.24% in US dollar terms. The Fund's net asset value ("NAV") increased 4.87% (in US dollar terms) to US$22.82 during the month, outperforming the Index by 0.63%.

Over the 2Q14, the Taiwan Fund Inc. also performed well. The NAV of the Fund increased 8.87% (in US dollar terms) during the quarter, compared to 8.58% (in US dollar terms) of the Index. The Fund outperformed the Index by 0.29% over the quarter.

Taiwan Outlook
In early July, the Taiwan market reached a new high following the global financial crisis in 2008. If dividend payouts over years are included, the market is now at an all-time high. The market is currently driven by liquidity, especially foreign inflows. While there are no immediate threats to the global economy, we believe this liquidity driven rally is likely to continue. However, we will be more cautious towards the second half of 3Q 2014 as we believe the expectations of a US rate hike will gradually erode investor confidence. By then the market will again turn from a liquidity driven market back to fundamentally driven, bottom-up selection market.

Objective
The Fund was launched on December 23, 1986 to allow US and other investors to access and participate in the growth of the economy and the stock market in Taiwan, the Republic of China. The Fund's investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan. The Fund is a diversified, closed-end management investment company listed on the New York Stock Exchange (NYSE) under the symbol 'TWN'.

Taiwan, with its global market leadership in high technology goods and its significant investments throughout mainland China and Southeast Asian economies, is now an integral economic player in the Asia Pacific Region as well as around the world. Investing in Taiwan not only allows investors to capitalize on Taiwan’s dynamic economy, but also allows investors to reap the growth and investment potential of mainland China and other emerging economies of the region.

Performance (US$ Returns)	NAV %	Market Price %
One month	4.87%	3.69%
Three months	8.87%	8.53%
Three years % pa	3.84%	3.57%
Source: State Street Bank and Trust Company

Sector Allocation
	Fund** %	Benchmark†† %
Semiconductor	16.4	22.0
Other Electronic	13.5	6.9
Electric Machinery	8.5	2.0
Finance and Insurance	8.4	13.0
Biotechnology and Medical Care	6.3	0.9
Computer and Peripheral Equipment	5.5	6.9
Optoelectronic	5.2	4.8
Electronic Parts/Components	5.0	4.9
Trading and Consumers' Goods	4.9	1.7
Other	4.5	3.2
Electronic Products Distribution	4.2	0.9
Building Material and Construction	2.6	1.8
Plastic	2.5	6.5
Textile	1.9	1.9
Shipping and Transportation	1.0	1.5
Rubber	0.9	1.6
Chemical	0.7	1.2
Glass and Ceramic	0.5	0.3
Information Service	0.5	0.3
Cement	-	1.3
Food	-	1.8
Electrical and Cable	-	0.4
Paper and Pulp	-	0.3
Iron and Steel	-	2.2
Automobile	-	1.8
Communications and Internet	-	6.4
Tourism	-	0.6
Oil, Gas and Electricity	-	3.0

**	Source: AllianzGI U.S.
††	Source: Bloomberg , Taiwan Stock Exchange (TWSE) industry classification

15 Largest Holdings	% of net assets
Taiwan Semiconductor Manufacturing Co., Ltd.	5.9
Hon Hai Precision Industry Co., Ltd.	4.5
WT Microelectronics Co., Ltd.	4.2
Largan Precision Co., Ltd.	3.6
Mercuries & Associates, Ltd.	3.5
Aurora Corp., Inc.	3.5
Advantech Co., Ltd.	3.4
Novatek Microelectronics Corp. Ltd.	3.3
YungShin Global Holding Corp.	3.2
CTBC Financial Holding Co., Ltd.	3.0
Cathay Financial Holding Co., Ltd.	2.8
Elite Advanced Laser Corp.	2.5
Hiwin Technologies Corp.	2.5
Formosa Plastics Corp.	2.5
Delta Electronics Inc.	2.3

The Taiwan Fund, Inc.

Average Annual Returns
	One Month	Three Months	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV*	4.87%	8.87%	6.89%	24.29%	3.84%	13.40%	8.50%	9.12%
Market Price*	3.69%	8.53%	6.06%	26.09%	3.57%	12.39%	8.78%	7.37%
TAIEX Index	3.94%	8.26%	8.88%	16.95%	1.46%	9.92%	6.13%	-
TAIEX Total Return Index	4.24%	8.58%	9.20%	20.61%	5.01%	13.74%	10.08%	-
MSCI Taiwan Index	4.87%	10.30%	11.51%	19.96%	4.89%	12.60%	7.37%	-

Returns are annualized, except for periods of less than one year.

*Source: State Street Bank and Trust Company. Launch date December 23, 1986. Returns for the Fund are historical total returns that reflect changes in net asset value and market price per share during each period and assume that dividends and capital gains, if any, were reinvested. Net asset value is total assets less total liabilities divided by the number of shares outstanding. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of expenses and would be lower had expenses been deducted. NAV and market price returns do not reflect broker sales charges or commissions, which would reduce returns.

†Source: MSCI for the MSCI Taiwan Index and TWSE for the TAIEX Total Return Index and the TAIEX Index. For a full description of each index please see the index descriptions section. It is not possible to invest directly in an index.

Returns for the TAIEX Index are not total returns and reflect only changes in the share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Funds returns.

The TAIEX Total Return Index commenced January 1,2003. Past performance is no guarantee of future returns.

Portfolio in Full

Sector	Company (BGB ticker)	Price NT$	Holding	Value US$	% of net assets
Semiconductor					16.4
King Yuan Electronics Co., Ltd.	2449 TT Equity	28.05	3,400,000	3,194,119	1.7
MPI Corp.	6223 TT Equity	118	937,000	3,703,061	2.0
RichTek Technology Corp.	6286 TT Equity	182.5	450,000	2,750,519	1.5
Taiwan Semiconductor Manufacturing Co., Ltd.	2330 TT Equity	126.5	2,626,000	11,125,628	5.9
Hermes Microvision Inc.	3658 TT Equity	1185	82,000	3,254,404	1.7
Novatek Microelectronics Corp. Ltd.	3034 TT Equity	147	1,275,000	6,277,212	3.3
United Microelectronics Corp.	2303 TT Equity	14.5	1,000,000	500,703	0.3
Other Electronics					13.5
Acter Co., Ltd.	5536 TT Equity	100.63	522,000	1,931,844	1.0
Hon Hai Precision Industry Co., Ltd.	2317 TT Equity	100	2,491,000	8,342,823	4.5
Catcher Technology Co., Ltd.	2474 TT Equity	278.5	398,000	3,712,338	2.0
Aurora Corp., Inc.	2373 TT Equity	55.4	3,569,000	6,622,098	3.5
Elite Advanced Laser Corp.	3450 TT Equity	128.05	1,084,000	4,810,436	2.5
Electric Machinery					8.5
Basso Industry Corp.	1527 TT Equity	44	1,250,000	1,842,052	1.0
Good Friend International Holdings, Inc., TDR	912398 TT Equity	9.48	6,990,000	2,219,345	1.2
Cub Elecparts Inc.	2231 TT Equity	399	168,000	2,245,026	1.2
Hiwin Technologies Corp.	2049 TT Equity	368.5	373,000	4,603,473	2.5
Actron Technology Corp.	8255 TT Equity	129	508,000	2,194,789	1.2
Yeong Guan Energy Technology Group Co., Ltd.	1589 TT Equity	142	565,000	2,687,052	1.4
Finance and Insurance					8.4
Yuanta Financial Holding Co., Ltd.	2885 TT Equity	16.15	3,476,000	1,880,146	1.0
CTBC Financial Holding Co., Ltd.	2891 TT Equity	19.52	8,500,000	5,665,148	3.0
Fubon Financial Holding Co., Ltd.	2881 TT Equity	43.15	1,992,000	2,878,786	1.6
Cathay Financial Holding Co., Ltd.	2882 TT Equity	46.65	3,340,000	5,218,401	2.8
Biotechnology and Medical Care					6.3
Johnson Health Tech Co., Ltd.	1736 TT Equity	94.6	638,000	2,021,395	1.1
YungShin Global Holding Corp.	3705 TT Equity	65.07	2,629,000	5,916,967	3.2
Formosa Laboratories Inc.	4746 TT Equity	78	955,000	2,494,809	1.3
Center Laboratories Inc.	4123 TT Equity	126	300,000	1,265,992	0.7

continued on next page

The Taiwan Fund, Inc.

Portfolio in Full (continued)

Sector	Company (BGB ticker)	Price NT$	Holding	Value US$	% of net assets
Computer and Peripheral Equipment					5.5
Advantech Co., Ltd.	2395 TT Equity	255	738,100	6,303,688	3.4
Micro-Star International Co., Ltd.	2377 TT Equity	45	1,546,000	2,330,029	1.3
Primax Electronics Ltd	4915 TT Equity	46.2	1,014,000	1,568,987	0.8
Optoelectronic					5.2
Epistar Corp.	2448 TT Equity	74	1,204,000	2,983,991	1.6
Largan Precision Co., Ltd.	3008 TT Equity	2380	86,000	6,855,114	3.6
Electronic Parts/Components					5.0
King Slide Works Co., Ltd.	2059 TT Equity	427	187,000	2,674,292	1.4
Delta Electronics Inc.	2308 TT Equity	211.61	592,000	4,312,412	2.3
Nan Ya Printed Circuit Board Corp.	8046 TT Equity	53.5	550,000	985,498	0.5
TXC Corp	3042 TT Equity	46.55	1,000,000	1,559,046	0.8
Trading and Consumers' Goods					4.9
Mercuries & Associates, Ltd.	2905 TT Equity	19.95	9,912,429	6,623,115	3.5
Test-Rite International Co., Ltd.	2908 TT Equity	20.81	3,576,260	2,611,108	1.4
Other					4.5
Feng TAY Enterprise Co., Ltd.	9910 TT Equity	84.7	780,000	2,212,673	1.2
Nan Liu Enterprise Co., Ltd.	6504 TT Equity	153.5	409,000	2,102,669	1.1
Kuo Toong International Co., Ltd.	8936 TT Equity	54.3	1,488,000	2,706,089	1.5
Nak Sealing Technologies Corp.	9942 TT Equity	126	321,000	1,408,366	0.7
Electronic Products Distribution					4.2
WT Microelectronics Co., Ltd.	3036 TT Equity	45.65	5,098,900	7,795,726	4.2
Building Material and Construction					2.6
Goldsun Development & Construction Co., Ltd.	2504 TT Equity	10.45	5,141,980	1,799,641	1.0
King's Town Construction Co., Ltd.	2524 TT Equity	24.65	3,759,764	3,103,965	1.6
Plastic					2.5
Formosa Plastics Corp.	1301 TT Equity	77.91	1,720,000	4,596,959	2.5
Textile					1.9
Eclat Textile Co., Ltd.	1476 TT Equity	354.7	293,000	3,552,348	1.9
Shipping and Transportation					1.0
Taiwan High Speed Rail Corp.	2633 TT Equity	4.48	12,597,600	1,890,189	1.0
Rubber					0.9
Kenda Rubber Industrial Co., Ltd.	2106 TT Equity	64	853,000	1,828,388	0.9
Chemical					0.7
Swancor Ind Co., Ltd.	4733 TT Equity	113	345,000	1,305,680	0.7
Glass and Ceramic					0.5
Sanitar Co., Ltd.	1817 TT Equity	32.8	864,000	949,133	0.5
Information Services					0.5
Addcn Technology Co., Ltd.	5287 TT Equity	416.2	70,000	998,727	0.5

The Taiwan Fund, Inc.

Premium/Discount

Index Descriptions

TAIEX Index

The TWSE, or TAIEX Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange. The Index was based in 1966 and does not include re-invested dividends.

TAIEX Total Return Index

The TAIEX Total Return Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange. The Index was based in 1966 and includes re-invested dividends.

MSCI Taiwan Index

The MSCI Total Return Taiwan Index is a free-float adjusted market capitalization index. The Index represents Taiwanese companies that are available to investors worldwide. The Index has a base date of December 31, 1987. As of November 30, 2013, it contained 107 constituents.

Important Information

This document is issued and approved by Allianz Global Investors U.S. LLC ("AllianzGI U.S."), as interim investment manager of The Taiwan Fund, Inc. (the 'Fund'). AllianzGI U.S. is an investment manager registered with the U.S. Securities and Exchange Commission. Information herein is believed to be reliable but has not been verified by AllianzGI U.S. AllianzGI U.S. makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US fund and its shares are listed on the New York Stock Exchange. AllianzGI U.S. has been appointed interim investment manager to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. AllianzGI U.S., its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, Allianz Global Investors will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

■
It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

■
Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

■
Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

■
The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

The Taiwan Fund, Inc., c/o State Street Bank and Trust Company, 1 Lincoln Street, P.O. Box 5049, Boston, MA, 02206. www.thetaiwanfund.com

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	AGI-2014-07-14-10018 | FS-TWF-0614